Report of Independent Accountants

To the Board of Directors and Shareholders of SunAmerica Money Market Fund



In planning and performing our audit of
 the financial statements of SunAmerica
Money Market Fund (the "Fund") for the
 year ended December 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund or is responsible for establishing and maintaining internal control.
  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external
 purposes that are fairly presented
in conformity with generally accepted
accounting principles.  Those controls
include the safeguarding of assets against
 unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk
that it may become inadequate because
 of changes in conditions or that the
 effectiveness of the design and
operation may deteriorate.
Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that
might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However
, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.
This report is intended solely for the
information and use of management and
the Board of Directors of the Fund and
the Securities and Exchange Commission.

February 16, 1999